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                                  Pfizer, Inc.
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                (Name of Registrant as Specified In Its Charter)

                              Pharmacia Corporation
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Notes:

The following article was posted on Pharmacia's web site.


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The Pharmacia Acquisition and Pfizer's Consumer Healthcare Business

Maurice Renshaw, the head of Pfizer Consumer Healthcare,says combining with Pharmacia will bring together two of the world's fastest growing global consumer healthcare businesses.

MORRIS PLAINS, New Jersey - What does the Pharmacia deal mean to CHC? Will it allow you to fulfill your mission of becoming the fastest growing global consumer healthcare business?

Pfizer's acquisition of Pharmacia would bring together two of the world's fastest growing global consumer healthcare businesses. For the first half of this year, Pfizer Consumer Healthcare (CHC) was number one in growth, with Pharmacia a close second. Both businesses have as their mission to attain and sustain market-leading growth. The addition of Pharmacia also would put Pfizer in the number three spot in global sales, behind Johnson & Johnson and Procter & Gamble. What's more interesting to me than the scale of the business is that Pharmacia adds geographic presence in important areas, including Western Europe
- particularly the Nordic region - and Japan. This fits nicely with our strategic plan, which calls for a stronger position in key global regions.

What are some of Pharmacia's most important consumer products? Do they fit well with CHC's portfolio?

Pharmacia will bring in two heavyweight global healthcare brands - Nicorette/Nicotrol, for smoking cessation, and Rogaine, for hair re-growth. Again, this is a nice fit, since we do not now compete in either of these categories. In fact, Pharmacia's products overall represent a very strong strategic fit.

CHC has performed very strongly thus far in 2002. Does this transition threaten to throw you off course? How will you ensure a continued focus on performance and innovation?

Right now, Pharmacia is the only other business in the global consumer healthcare industry growing anywhere near as fast as we are, so it doesn't throw us off course at all. To the contrary, the prospect of new global brands and

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categories, geographic expansion, and upside marketing opportunities should accelerate planned growth in coming years. I'm glad you mention innovation, since it is the Pfizer Value that we have put the most emphasis on at CHC. When I look at the creative new product ideas that our marketing and R&D colleagues are developing right now, and put that together with the prospect of the Pharmacia acquisition, I'm very excited about the future of our business.

You came to Pfizer through the Warner-Lambert acquisition. What are some of the keys to a successful transition from your perspective?

The objective is to design the best organization to sustain our market leading growth rates. This requires an intense period of planning, including a detailed analysis of capabilities, brands, and business operations. Once we've got the critical shareholder and regulatory approvals, we are committed to move with a sense of urgency to complete the integration in a timely manner.

Speed and decisiveness are key. People want clarity, and the sooner things are resolved, the easier it is to get the organization focused back on the business. Transparency and communication are also critical. Again, it's a matter of letting people know where the process stands and how it will proceed so they can make informed decisions. Treating people with respect isn't just a matter of feeling concern, it's a matter of demonstrating that concern by giving colleagues the information they need to make the right decisions for the business and for themselves.

Even after the acquisition, CHC will be a $3.5 billion business in a $48 billion company. What are the keys to success for a smaller division like yours to make its mark at Pfizer?

We have to achieve our mission of industry-leading growth. That's a fact of life for a consumer business in the world's #1 pharmaceutical company. Going beyond our annual profit growth targets also is critical to our success. That said, we bring important strengths to the table that make us a valuable strategic asset to Pfizer.

With our worldwide scope, we have the ability to take some of Pfizer's billion-dollar prescription products over the

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counter (OTC) at the appropriate time. Once a prescription product goes off patent, it still has the potential to earn very substantial returns. In this respect, a globally strong CHC is critical to long term optimization of Pfizer's assets. And an OTC brand can keep delivering sales and profits. Look at Listerine... growing in double digits, and primed to become CHC's first ever billion-dollar brand, in well over its hundredth year.

Over time, I'm sure you will see our collaboration with both PPG [Pfizer Pharmaceuticals Group] and PGRD [Pfizer Global Research & Development] continue to grow, especially as we continue to expand into new markets and new categories. An interesting area where we're currently collaborating with R&D is "naturaceuticals" - effective natural products that might be difficult to develop as an Rx molecule, but might come to market relatively quickly under OTC or food supplement regulations.

We have also become more agile. We are able to experiment in many areas, such as the inclusion of leadership behaviors into our formal performance management assessment program in 2001.

Overall, I think CHC has relevance to the rest of the company. We sometimes can be a pioneer, an early adopter of new strategies and technologies, a test bed for new ideas. One small example - a web-based software program we're now using to foster innovation, which allows potentially thousands of colleagues, rather than only those involved in a particular line of business, to participate in developing new product ideas, or other innovations. We brought that from conception to implementation in just three months.

CHC is one of the most innovative businesses in the consumer healthcare industry. To me, we've got all the qualities of a great Pfizer business.


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                              SAFE HARBOR STATEMENT

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor"

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protection of the Private Securities Litigation Reform Act of 1995. These
statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or

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business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various Securities and Exchange Commission ("SEC") filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. On August 14, 2002, Pfizer filed a registration statement on Form S-4, containing a preliminary joint proxy statement/prospectus for Pfizer and Pharmacia, with the SEC. Pfizer will file an amendment to the registration statement, including a definitive joint proxy statement/prospectus constituting a part thereof, and other documents with the SEC in connection with the proposed merger. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement on Form S-4, the definitive versions of these materials (when they become available) and other documents free of charge at the SEC's web site, www.sec.gov. Investors and securityholders will also be able to receive the definitive version of the joint proxy statement/prospectus constituting a part of Pfizer's registration statement and other documents free of charge from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger is set forth in the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement, filed on August 14, 2002, and will be set forth in an amendment to the registration statement

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to be filed with the SEC, including the definitive joint proxy statement/prospectus constituting a part thereof, that will be sent to Pharmacia shareholders.